UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No.)

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UNITED AMERICAN HEALTHCARE CORPORATION

(Name of Registrant as Specified in Its Charter)

STRATEGIC TURNAROUND EQUITY PARTNERS, LP (CAYMAN)
GALLOWAY CAPITAL MANAGEMENT, LLC
BRUCE GALLOWAY
GARY L. HERMAN
SETH M. LUKASH
FRED ZEIDMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Strategic Turnaround Equity Partners, LP (Cayman) (“Strategic”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2009 annual meeting of shareholders of United American Healthcare Corporation, a Michigan corporation.

On July 20, 2010, Strategic issued the following press release:

Strategic Turnaround Equity Partners Stockholder Group is Granted Injunctive Relief,
Compelling United American Healthcare Corporation to Hold Stockholder Meeting

NEW YORK, July 20, 2010 (GLOBE NEWSWIRE) -- On Friday, July 16, 2010, Strategic Turnaround Equity Partners, LP (Cayman) ("Strategic") was granted injunctive relief by the Michigan Circuit Court for Wayne County in Strategic's effort to compel United American Healthcare Corporation ("UAHC") to hold its annual meeting for 2009. The Court ordered UAHC to hold its 2009 Annual Meeting of Stockholders on September 30, 2010, with a record date of September 1, 2010. It has been over 600 days since UAHC's last annual meeting.

Gary Herman, Portfolio Manager for Strategic, stated: "We are pleased with the court's decision and that the shareholders will finally have the opportunity to vote for their choice of directors. However, we strongly believe that the board chose this record date in an attempt to include the new shares that were issued without a shareholder vote to John M. Fife and his affiliates. This is a blatant attempt to "rig" the vote in their favor so that they can continue to remain entrenched. It is our opinion that the board and management permitted the company to be delisted from NASDAQ without appeal so as to be able to issue these shares to John M. Fife without a shareholder vote."

It is the opinion of Strategic and its nominees that:

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Earlier this year, United entered into an agreement with its largest stockholder, John M. Fife, whereby he could "put" his shares to United at a significant premium to his purchase price in exchange for giving the existing board voting control over his large block.

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United has recently entered into a transaction with an entity led by the same stockholder. Through July 16, 2010, United's share price has declined by approximately 80% from its value before the deal was announced.

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•	UAHC issued approximately 20% of the company's outstanding shares without a shareholder vote to approve the issuance.

•	Under the current Board, United shareholders have witnessed a dramatic deterioration in the value of their shares, as well as a delisting from Nasdaq which was not appealed.

•	Under the Company's Chairman Tom Goss and its CEO William Brooks, United has lost all of the Company's major contracts; some of these contracts had been with the Company 10+ years.

The Strategic Group are the beneficial owners of an aggregate of 814,963 shares of common stock of United, representing approximately 9.98% of the outstanding shares of common stock of the Company.

Contact:
Okapi Partners
Investor Contact:
Steven C. Balet
212-297-0724
SBalet@okapipartners.com

Hedge Fund PR
Media Contact:
Mitch Ackles
646-657-9230
mitch@hedgefundpr.net

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